Exhibit 99.1

COMPANY CONTACT

Sean Mahoney

(240) 744-1150

FOR IMMEDIATE RELEASE

FRIDAY, OCTOBER 12, 2012

DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER RESULTS AND ANNOUNCES THE SALE OF THE WESTIN ATLANTA PERIMETER NORTH

BETHESDA, Maryland, Friday, October 12, 2012 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its third fiscal quarter ended September 7, 2012. The Company is a lodging-focused real estate investment trust that owns a portfolio of twenty-six premium hotels in North America.

Recent Developments

•	Sale of the Westin Atlanta Perimeter: On October 3, 2012, the Company sold the non-core 372-room Westin Atlanta Perimeter North.

Third Quarter 2012 Highlights

•	Revenue Growth: The Company’s Pro Forma Revenue grew 6.2% from the comparable period in 2011.

•	RevPAR Growth: The Company’s Pro Forma RevPAR increased to $139.44, representing 3.4% growth from the comparable period in 2011.

•	Hotel Adjusted EBITDA Margin: The Company’s Pro Forma Hotel Adjusted EBITDA margin improved to 27.86%, an increase of 59 basis points from the comparable period in 2011.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $46.0 million, an increase of 10% from the comparable period in 2011.

•	Adjusted FFO: The Company’s Adjusted FFO was $34.4 million and Adjusted FFO per diluted share was $0.18.

•	Dividends: The Company declared a quarterly dividend of $0.08 per share during the third quarter.

Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company, stated, “The Company’s results for the third quarter show solid revenue growth of over 6 percent and are consistent with our prior expectations. We are particularly pleased with the profit margin expansion on 3.4% RevPAR growth as many of our asset management initiatives for cost containment were fully implemented. Additionally, we continued to execute on our strategy of improving portfolio quality with our latest disposition, the sale of the non-core Westin Atlanta Perimeter North. Our total dispositions for the year now exceed $300 million.”

Operating Results

Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.” The discussions of “Pro Forma RevPAR,” “Pro Forma Revenue” and “Pro Forma Hotel Adjusted EBITDA Margin” assume all of the Company’s 27 hotels owned as of September 7, 2012 were owned since January 1, 2011.

For the third quarter beginning June 16, 2012 and ending September 7, 2012, the Company reported the following:

•	Pro Forma RevPAR growth of 3.4% and Pro Forma Hotel Adjusted EBITDA margin expansion of 59 basis points compared to the comparable period in 2011.

•	Pro Forma Revenue growth of 6.2% to $199.6 million compared to $188.0 million for the comparable period in 2011, which includes amounts reported in discontinued operations.

•	Adjusted EBITDA of $46.0 million compared to $41.7 million for the comparable period in 2011.

•

Adjusted FFO of $34.4 million and Adjusted FFO per diluted share of $0.18 based on 187.0 million diluted weighted average shares compared to $26.2 million and $0.16, respectively, for the comparable period in 2011.

•	Net loss of $44.8 million (or $0.24 per diluted share) compared to a net loss of $1.0 million (or $0.01 per diluted share) for the comparable period in 2011.

The Company’s third quarter Pro Forma RevPAR growth of 3.4% (from $134.82 to $139.44) was driven by a 4.3% increase in the average daily rate (from $163.22 to $170.20) offset by a 0.7 percentage point decrease in occupancy (from 82.6% to 81.9%). The third quarter Pro Forma Hotel Adjusted EBITDA margin increased 59 basis points (from 27.27% to 27.86%) from the comparable period in 2011.

For the Company’s period of ownership, third quarter RevPAR growth was 3.5% driven by a 4.4% increase in the average daily rate offset by a 0.7 percentage point decrease in occupancy and the third quarter Hotel Adjusted EBITDA margin increased 69 basis points from the comparable period in 2011.

For the period from January 1, 2012 to September 7, 2012, the Company reported the following:

•	Pro Forma RevPAR growth of 5.9% and Pro Forma Hotel Adjusted EBITDA margin expansion of 93 basis points compared to the comparable period in 2011.

•	Pro Forma Revenue growth of 7.4% to $542.3 million compared to $504.9 million for the comparable period in 2011, which includes amounts reported in discontinued operations.

•	Adjusted EBITDA of $117.4 million compared to $101.7 million for the comparable period in 2011.

•

Adjusted FFO of $83.7 million and Adjusted FFO per diluted share of $0.48 based on 174.2 million diluted weighted average shares compared to $63.6 million and $0.38, respectively, for the comparable period in 2011.

•	Net loss of $33.2 million (or $0.19 per diluted share) compared to a net loss of $12.6 million (or $0.08 per diluted share) for the comparable period in 2011.

The Company’s year-to-date Pro Forma RevPAR growth of 5.9% (from $123.60 to $130.94) was driven by a 4.0% increase in the average daily rate (from $162.47 to $168.96) and a 1.4 percentage point increase in occupancy (from 76.1% to 77.5%). The Company’s year-to-date Pro Forma Hotel Adjusted EBITDA margin increased 93 basis points (from 25.29% to 26.22%) from the comparable period in 2011.

For the Company’s period of ownership, year-to-date RevPAR growth was 6.1% driven by a 3.9% increase in the average daily rate and a 1.7 percentage point increase in occupancy and the year-to-date Hotel Adjusted EBITDA margin increased 101 basis points from the comparable period in 2011.

Blackstone Portfolio Update

The hotels acquired from affiliates of Blackstone Real Estate Partners VI (“Blackstone”) on July 12, 2012 achieved strong growth during the third quarter. Specific highlights include:

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Hilton Boston Downtown: The hotel’s third quarter RevPAR of $210.98 grew 9.7% with Hotel Adjusted EBITDA margin expansion of 138 basis points from the comparable period of 2011. During the fourth quarter, the Company expects to replace the current manager, WHM, LLC, with Davidson Hotel Company (“Davidson”). Davidson, a nationally recognized third party operator, expects to improve the hotel’s market positioning through the implementation of aggressive revenue management and marketing strategies. Additionally, the Company expects to engage a broker during the fourth quarter to lease 4,000 square feet of currently unoccupied desirable retail space.

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Westin San Diego: The hotel’s third quarter RevPAR of $135.48 grew 9.8% from the comparable period of 2011. We expect the hotel to benefit from the opening of the half-million square foot U.S. Federal Courthouse, which is scheduled for late 2012. In total, there is over $1 billion in new development within 2 blocks of the hotel slated to come on line over the next 4 years. In addition, the Company expects to improve the hotel’s position in the market through a comprehensive capital investment program.

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Hilton Burlington: The hotel’s third quarter RevPAR of $162.91 grew 16.3% from the comparable period of 2011. The hotel achieved Hotel Adjusted EBITDA margin expansion of 755 basis points from the comparable period of 2011. The hotel expects to achieve strong growth in 2013, with 2013 group booking pace up over 35% from the comparable period of 2012.

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Westin Washington D.C.: The Washington D.C. hotel market has been challenging in 2012, including the third quarter. The hotel’s third quarter RevPAR of $142.31 was 7.7% below the comparable period of 2011 and the hotel continues to lose market share because of its tired condition. The Company is planning a comprehensive capital investment at the hotel that is expected to reposition this well-located hotel.

The Company has underwritten significant upside potential at these hotels, partially through the investment of capital to improve and reposition the assets in order to capture higher-rated group and business transient customers. In the aggregate, the Company plans to invest $35 million in the four hotels over the next two years. The Company is evaluating the optimal timing and scope of the capital investment program, but currently expects to complete the capital investment program for the Westin Washington D.C. during the middle of 2013 and the capital investment programs for the Hilton Boston and Hilton Burlington in early 2014. The Company is evaluating whether to complete the capital investment program for the Westin San Diego in 2013 or 2014.

Sale of Westin Atlanta Perimeter North

On October 3, 2012, the Company sold the 372-room Westin Atlanta Perimeter North for a contractual sales price of $39.6 million to a joint venture among Carey Watermark Investors Incorporated, The Arden Group, Inc. and Marcus Hotels & Resorts. Under the Starwood Hotels & Resorts franchise agreement, the hotel is subject to a property improvement plan (“PIP”) and the purchaser’s total investment in the hotel, after completing the PIP, will be approximately $57 million. The Company used the net sale proceeds to reduce the amount outstanding on its senior unsecured credit facility. The Company was advised on the sale by Jones Lang LaSalle Hotels. The hotel generated $2.5 million of Hotel Adjusted EBITDA during the year ended December 31, 2011.

Impairment of Hotels

During the quarter ended September 7, 2012, the Company reviewed the carrying value of the Oak Brook Hills Marriott Resort and recorded an impairment of $30.4 million to reduce the carrying value of the hotel to the current estimate of fair value. Additionally, the Company recorded an impairment of approximately $14.7 million on the Westin Atlanta Perimeter North to reduce the carrying value of the hotel to the estimated net sales proceeds. The impairment and the results of operations of the hotel are included in discontinued operations.

Lexington Hotel New York Update

During 2012, the Company signed a franchise agreement with Marriott to convert the Lexington Hotel to be a member of Marriott’s Autograph Collection upon satisfactory completion of a $32 to $34 million capital improvement plan, net of the expected financial contribution from Marriott. The renovation will be comprehensive and touch every aspect of the hotel that the guest experiences. The Company terminated its franchise agreement with Radisson on September 15, 2012 and the hotel is operating as an independent hotel until the capital improvement plan is completed in 2013.

Allerton Update

The Allerton Hotel bankruptcy proceedings are ongoing. The Company objected to the Debtor’s Plan of Reorganization and a hearing on the Plan commenced on July 23, 2012 and is scheduled to resume in late October. The Company expects the final resolution of this matter in the second or third quarter of 2013. Since acquiring the $69 million note for $60 million, the Company has received $6.7 million in interest payments and incurred approximately $4.5 million in legal fees in connection with this matter.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.08 per share to stockholders of record as of September 7, 2012. The dividend was paid on September 19, 2012.

Capital Expenditures

In 2012, the Company expects to spend approximately $50 million on capital improvements at its hotels, $20 million of which is expected to be funded from corporate cash. The Company has spent approximately $26.4 million for capital improvements as of September 7, 2012. The most significant projects for 2012 include the following:

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Conrad Chicago: The Company expects to spend $3.5 million to add 4,100 square feet of new meeting space, reposition the food and beverage outlets and re-concept the hotel lobby. The addition of the new meeting space was completed in August 2012 and the lobby repositioning is scheduled for the first quarter of 2013.

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Renaissance Worthington: The Company is currently undertaking a comprehensive restoration of the concrete façade of the hotel. This $1.2 million project was originally scheduled to be completed in two phases during 2012 and 2013. The Company now expects to substantially complete the restoration in 2012.

•	Marriott Atlanta Alpharetta: The Company recently completed a $2.4 million renovation of the guest rooms at the hotel.

•	Frenchman’s Reef: The Company expects to spend $1.6 million to renovate the premium Morning Star guest rooms during the fourth quarter and upgrade the boat dock in early 2013.

Renovation Disruption

The Company is currently planning renovations of several of its hotel during 2013. A description of the most significant capital projects planned for 2013 are as follows:

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Lexington Hotel New York: In connection with executing the rebranding strategy at the Lexington Hotel, the Company is currently planning a comprehensive renovation of the hotel, including the lobby, corridors, guest rooms and guest bathrooms. The renovation is expected to cost approximately $32 to $34 million, net, and is expected to be completed by the middle of 2013.

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Manhattan Courtyards: The Company expects to renovate the guest rooms and guest bathrooms at the Courtyard Manhattan/Midtown East and Courtyard Manhattan/Fifth Avenue. The renovation scope at the Courtyard Midtown East will also include the public space and the addition of five new guest rooms. The renovations are expected to cost approximately $10 million, of which approximately $7 million will be funded from existing reserves. The renovations will be substantially complete in the first quarter of 2013.

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Westin Washington D.C.: The Company expects to undertake a comprehensive renovation during 2013 to reposition the hotel to capture higher-rated business, leisure and group customers. The renovation scope will touch every aspect of the guest experience, including the guest rooms, corridors, meeting space and the arrival and restaurant experience.

The Company is currently finalizing the coordination of each of these renovation projects. The Company plans to schedule each of the renovations during time periods that will minimize the profit disruption. However, profit disruption is anticipated during 2013, and based on the preliminary scope and timing estimates, the Company expects renovation disruption of $7 to $10 million of Hotel Adjusted EBITDA during the year ended December 31, 2013.

Balance Sheet

The Company continues to maintain its straightforward capital structure. The Company has no preferred equity outstanding and continues to own 100% of its properties. The Company maintains balance sheet flexibility with no near term debt maturities, capacity on its senior unsecured credit facility and 15 of its 26 hotels unencumbered by mortgage debt. DiamondRock remains committed to its core strategy of maintaining a simple capital structure with conservative leverage.

As of September 7, 2012, the Company had $21.6 million of unrestricted cash on hand and approximately $1.0 billion of total debt, which consists of $898.5 million of property-specific mortgage debt with no near-term maturities and $120 million outstanding on the Company’s senior unsecured credit facility. Subsequent to the end of the quarter, the Company used the proceeds from the sale of the Westin Atlanta North to repay $35 million on the credit facility. The Company expects to end the year with approximately $50 million outstanding on the credit facility.

Outlook and Guidance

The Company is providing guidance, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s 2012 RevPAR guidance includes the Company’s 26 hotels and assumes that they were owned since January 1, 2011.

The Company’s 2012 Adjusted EBITDA and Adjusted FFO guidance includes $8.4 million of Adjusted EBITDA and $6.0 million of Adjusted FFO for the period of ownership of the four hotels sold in 2012 and excludes cash interest payments and legal fees related to the Allerton Hotel.

The Company is revising its full year 2012 guidance to incorporate the following:

•	Sale of the Westin Atlanta Perimeter North: The sale of the hotel eliminates approximately $1.0 million of Hotel Adjusted EBITDA from the Company’s fourth quarter.

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September Results: September results were negatively impacted by the timing of Rosh Hashanah and Yom Kippur. In addition, the Company’s portfolio in New York City was impacted by lower than expected attendance at the United Nations General Assembly. In addition, the softness in September demand has added incremental risk to the fourth quarter results of the Lexington Hotel due to the hotel currently operating as an independent hotel.

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Frenchman’s Reef: Recent increases in airfare prices to the USVI as a result of the limitation of government subsidies have contributed to softening demand at the hotel. In addition, the hotel will undergo unexpected maintenance during the fourth quarter. These items have resulted in incremental risk to the hotel’s fourth quarter forecast.

•	Washington D.C.: The Company expects continued softness in the Washington D.C. market as a result of lower transient and group demand leading up to the November election.

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Worthington Disruption: The façade project at the Renaissance Worthington was originally scheduled to be completed in two phases during 2012 and 2013. The Company now expects to complete the most disruptive work during 2012. Moving the second phase into 2012 will create incremental disruption of approximately $1.0 million, but will eliminate the potential disruption in 2013.

Based on its outlook, the Company now expects the following full year 2012 results:

•	Pro Forma Room Revenue growth of 6 percent to 7 percent;

•	Pro Forma RevPAR growth of 5 percent to 6 percent;

•	Adjusted EBITDA of $184 million to $190 million;

•	Adjusted FFO of $133 million to $137 million, which assumes an income tax benefit ranging from $4.4 million to $2.4 million; and

•	Adjusted FFO per share of $0.74 to $0.76 based on 180.8 million diluted weighted average shares.

In addition, the Company expects the following results for the fourth fiscal quarter:

•	Pro Forma Room Revenue growth of 5 percent to 7 percent;

•	Pro Forma RevPAR growth of 3 percent to 5 percent;

•	Adjusted EBITDA of $67 million to $73 million;

•	Adjusted FFO of $49 million to $53 million, which assumes an income tax expense ranging from $1.4 million to $3.4 million; and

•	Adjusted FFO per share of $0.25 to $0.27 based on 195.7 million diluted weighted average shares.

Earnings Call

The Company will host a conference call to discuss its third quarter results on Friday, October 12, 2012, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 866-730-5771 (for domestic callers) or 857-350-1595 (for international callers). The participant passcode is 36057575. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one year.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. The Company owns 26 premium hotels with approximately 11,500 rooms and holds one senior mortgage loan. The Company’s hotels are generally operated under globally recognized brands such as Hilton, Marriott, and Westin. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the bankruptcy proceedings on the Allerton Hotel; risks associated with the development of a hotel by a third-party developer; risks associated with the rebranding of the Lexington Hotel New York; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Reporting Periods for Statement of Operations

The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports 12 weeks of operations for the first three quarters and 16 or 17 weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Davidson Hotel Company, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago and the Hilton Minneapolis, Westin Hotel Management, L.P., manager of the Westin Boston Waterfront, Alliance Hospitality Management, manager of the Hilton Garden Inn Chelsea, Sage Hospitality, manager of the JW Marriott Denver Cherry Creek and the Courtyard Denver, Highgate Hotels, manager of the Lexington Hotel, Interstate Hotels and Resorts, manager of the Westin Washington D.C., the Westin San Diego and the Hilton Burlington, and WHM, LLC, manager of the Hilton Boston report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.

Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, Westin Boston Waterfront, Hilton Minneapolis, Hilton Garden Inn Chelsea, JW Marriott Denver Cherry Creek, Courtyard Denver, Lexington Hotel, Westin Washington D.C., the Westin San Diego and the Hilton Burlington or the Hilton Boston for the month of operations that ends after its fiscal quarter-end because none of Vail Resorts, Davidson Hotel Company, Hilton Hotels Corporation, Westin Hotel Management, L.P., Alliance Hospitality Management, Sage Hospitality, Highgate Hotels, Interstate Hotels and Resorts, WHM, LLC and Marriott International (for international hotels) make mid-month results available. As a result, the quarterly results of operations include results from these hotels as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Marriott International announced preliminary plans to change their current fiscal year to a calendar year effective January 1, 2013. Marriott International expects to make the fiscal year change on a prospective basis and will not adjust the prior year operating results. The change to Marriott’s fiscal year will not impact the Company’s full year results, which are currently reported on a calendar year. However, the preliminary change will impact the prior year comparability of each of the Company’s 2013 fiscal quarters.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS

As of September 7, 2012 and December 31, 2011

(in thousands, except share and per share amounts)

	September 7, 2012	December 31, 2011
	(Unaudited)
ASSETS
Property and equipment, at cost	$3,089,494	$2,667,682
Less: accumulated depreciation	(482,641)	(433,178)

	2,606,853	2,234,504
Assets held for sale	41,819	263,399
Deferred financing costs, net	8,261	5,869
Restricted cash	60,263	53,871
Due from hotel managers	70,569	50,728
Note receivable	54,237	54,788
Favorable lease assets, net	40,746	43,285
Prepaid and other assets	68,890	65,900
Cash and cash equivalents	21,604	26,291

Total assets	$2,973,242	$2,798,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$898,471	$762,933
Mortgage debt of assets held for sale	—	180,000
Senior unsecured credit facility	120,000	100,000

Total debt	1,018,471	1,042,933
Deferred income related to key money, net	24,414	24,593
Unfavorable contract liabilities, net	80,619	81,914
Due to hotel managers	49,115	41,676
Liabilities of assets held for sale	1,735	3,805
Dividends declared and unpaid	15,871	13,594
Accounts payable and accrued expenses	81,615	87,963

Total other liabilities	253,369	253,545

Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 195,141,934 and 167,502,359 shares issued and outstanding at September 7, 2012 and December 31, 2011, respectively	1,951	1,675
Additional paid-in capital	1,983,404	1,708,427
Accumulated deficit	(283,953)	(207,945)

Total stockholders’ equity	1,701,402	1,502,157

Total liabilities and stockholders’ equity	$2,973,242	$2,798,635

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Fiscal Quarters Ended September 7, 2012 and September 9, 2011 and

the Periods from January 1, 2012 to September 7, 2012 and January 1, 2011 to September 9, 2011

(in thousands, except share and per share amounts)

	Fiscal Quarter Ended		Period From
	September 7, 2012	September 9, 2011	January 1, 2012 to September 7, 2012	January 1, 2011 to September 9, 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rooms	$132,578	$111,984	$338,043	$278,215
Food and beverage	40,791	36,676	117,415	105,379
Other	10,504	8,177	27,787	20,442

Total revenues	183,873	156,837	483,245	404,036

Operating Expenses:
Rooms	35,428	30,141	92,386	75,043
Food and beverage	30,008	26,170	85,731	76,177
Management fees	5,744	4,551	15,313	13,488
Other hotel expenses	64,098	55,772	171,131	145,887
Depreciation and amortization	22,612	20,577	62,802	57,170
Impairment losses	30,376	—	30,844	—
Hotel acquisition costs	8,314	445	10,345	2,604
Corporate expenses	6,227	6,453	15,711	14,900

Total operating expenses	202,807	144,109	484,263	385,269

Operating (loss) profit	(18,934)	12,728	(1,018)	18,767

Other Expenses (Income):
Interest income	(60)	(24)	(278)	(579)
Interest expense	12,732	11,281	36,710	30,114
Gain on early extinguishment of debt	—	—	(144)	—

Total other expenses	12,672	11,257	36,288	29,535

(Loss) income from continuing operations before income taxes	(31,606)	1,471	(37,306)	(10,768)
Income tax benefit (expense)	916	(2,239)	4,992	(1,646)

Loss from continuing operations	(30,690)	(768)	(32,314)	(12,414)
Loss from discontinued operations, net of income taxes	(14,089)	(247)	(905)	(199)

Net loss	$(44,779)	$(1,015)	$(33,219)	$(12,613)

Loss per share:
Continuing operations	$(0.16)	$(0.01)	$(0.19)	$(0.08)
Discontinued operations	(0.08)	(0.00)	(0.00)	(0.00)

Basic and diluted loss per share	$(0.24)	$(0.01)	$(0.19)	$(0.08)

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net (loss) income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust FFO and EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

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Non-Cash Amortization of Unfavorable Contract Liabilities: We exclude the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. The amortization of the unfavorable contract liabilities does not reflect the underlying operating performance of our hotels.

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Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect its actual performance for that period.

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Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•

Allerton Loan: In 2011, we included cash payments received on the senior loan secured by the Allerton Hotel in Adjusted EBITDA and Adjusted FFO. GAAP requires us to record the cash received from the borrower as a reduction of our basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. Beginning in 2012, due to the uncertainty of the timing of the bankruptcy resolution, we exclude both cash interest payments received from the borrower and the legal costs incurred as a result of the bankruptcy proceedings from our calculation of Adjusted EBITDA and Adjusted FFO. We have not adjusted our 2011 Adjusted EBITDA and Adjusted FFO calculations to reflect this change in presentation.

•

Other Non-Cash and /or Unusual Items: We exclude the effect of certain non-cash and/or unusual items because we believe they do not reflect the underlying performance of the Company. In 2012, we excluded the franchise termination fee paid to Radisson because we believe that including it would not be consistent with reflecting the ongoing performance of the hotel. In 2011, we excluded the accrual for net key money repayment to Hilton in conjunction with entering into a termination agreement for the Conrad Chicago because we believe that including it was not consistent with reflecting the ongoing performance of the hotel.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our hotels. Additionally, the gain or loss on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and fair market value adjustments to the Company’s interest rate cap agreement.

The following tables are reconciliations of our U.S. GAAP net income (loss) to EBITDA and Adjusted EBITDA (in thousands):

	Fiscal Quarter Ended		Period from
	September 7, 2012	September 9, 2011	January 1, 2012 to September 7, 2012	January 1, 2011 to September 9, 2011
Net loss	$(44,779)	$(1,015)	$(33,219)	$(12,613)
Interest expense (1)	12,732	13,605	39,007	37,088
Income tax (benefit) expense (2)	(1,063)	1,798	(4,803)	795
Real estate deprectiation and amortization (3)	23,060	23,801	64,149	66,835

EBITDA	(10,050)	38,189	65,134	92,105
Non-cash ground rent	1,515	1,658	4,621	4,878
Non-cash amortization of unfavorable contract liabilities	(432)	(432)	(1,296)	(1,284)
(Loss) gain on sale of hotel properties	476	—	(9,541)	—
Gain on early extinguishment of debt	—	—	(144)	—
Acquisition costs	8,314	445	10,345	2,604
Allerton loan interest payments	—	1,099	—	1,704
Allerton loan legal fees	1,106	—	2,017	—
Franchise termination fee	—	—	750	—
Accrual for net key money repayment	—	(864)	—	—
Litigation settlement	—	1,650	—	1,650
Impairment losses	45,066	—	45,534	—

Adjusted EBITDA	$45,995	$41,745	$117,420	$101,657

(1)	Amounts include interest expense included in discontinued operations as follows: $2.3 million in the fiscal quarter ended September 9, 2011; $2.3 million in the period from Janaury 1, 2012 to September 7, 2012; and $7.0 million in the period from January 1, 2011 to September 9, 2011.
(2)	Amounts include income tax (expense) benefit included in discontinued operations as follows: $0.4 million in the quarter ended September 9, 2011; $0.1 million in the quarter ended September 7, 2012; ($0.2 million) in the period from January 1, 2012 to September 7, 2012; and $0.8 million in the period from Janaury 1, 2011 to September 9, 2011.
(3)	Amounts include depreciation expense included in discontinued operations as follows: $3.2 million in the quarter ended September 7, 2011; $0.4 million in the quarter ended September 7, 2012; $1.3 million in the period from January 1, 2012 to September 7, 2012 and $9.7 million in the period from January 1, 2011 to September 9, 2011.

	Guidance
	Quarter 4, 2012		Full Year 2012
	Low End	High End	Low End	High End
Net income (loss)	$14,570	$17,570	$(17,245)	$(12,245)
Interest expense	16,500	16,500	55,000	55,000
Income tax expense (benefit)	1,400	3,400	(4,400)	(2,400)
Real estate related depreciation and amortization	32,000	33,000	96,000	95,000

EBITDA	64,470	70,470	129,355	135,355
Non-cash ground rent	1,900	1,900	6,500	6,500
Non-cash amortization of unfavorable contract liabilities	(570)	(570)	(1,850)	(1,850)
Loss on sales of hotel properties	—	—	5,000	5,000
Gain on early extinguishment of debt	—	—	(144)	(144)
Acquisition costs	—	—	10,345	10,345
Allerton loan legal fees	1,200	1,200	3,200	3,200
Franchise termination fee	—	—	750	750
Impairment losses	—	—	30,844	30,844

Adjusted EBITDA	$67,000	$73,000	$184,000	$190,000

The following tables are reconciliations of our U.S. GAAP net income (loss) to FFO and Adjusted FFO (in thousands):

	Fiscal Quarter Ended		Period from
	September 7, 2012	September 9, 2011	January 1, 2012 to September 7, 2012	January 1, 2011 to September 9, 2011
Net loss	$(44,779)	$(1,015)	$(33,219)	$(12,613)
Real estate related depreciation and amortization(1)	23,060	23,801	64,149	66,835
Impairment losses	45,066	—	45,534	—
Loss (gain) on sale of hotel properties	476	—	(9,541)	—

FFO	23,823	22,786	66,923	54,222
Non-cash ground rent	1,515	1,658	4,621	4,878
Non-cash amortization of unfavorable contract liabilities	(432)	(432)	(1,296)	(1,284)
Gain on early extinguishment of debt	—	—	(144)	—
Acquisition costs	8,314	445	10,345	2,604
Allerton loan interest payments	—	1,099	—	1,704
Amortization of debt premium	(82)	(134)	(282)	(161)
Allerton loan legal fees	1,106	—	2,017	—
Franchise termination fee	—	—	750	—
Accrual for net key money repayment	—	(864)	—	—
Litigation settlement	—	1,650	—	1,650
Fair value adjustments to debt instruments	180	—	781	—

Adjusted FFO	$34,424	$26,208	$83,715	$63,613

Adjusted FFO per share	$0.18	$0.16	$0.48	$0.38

(1)	Amounts include depreciation expense included in discontinued operations as follows: $3.2 million in the fiscal quarter ended September 9, 2011; $0.4 million in the quarter ended September 7, 2012; $1.3 million in the period from January 1, 2012 to September 7, 2012 and $9.7 million in the period from January 1, 2011 to September 9, 2011.

	Guidance
	Quarter 4, 2012		Full Year 2012
	Low End	High End	Low End	High End
Net income	$14,570	$17,570	$(17,245)	$(12,245)
Real estate related depreciation and amortization	32,000	33,000	96,000	95,000
Impairment losses	—	—	30,844	30,844
Loss on sales of hotel properties	—	—	5,000	5,000

FFO	46,570	50,570	114,599	118,599
Non-cash ground rent	1,900	1,900	6,500	6,500
Non-cash amortization of unfavorable contract liabilities	(570)	(570)	(1,850)	(1,850)
Gain on early extinguishment of debt	—	—	(144)	(144)
Acquisition costs	—	—	10,345	10,345
Allerton loan legal fees	1,200	1,200	3,200	3,200
Franchise termination fee	—	—	750	750
Fair value adjustments to debt instruments	(100)	(100)	(400)	(400)

Adjusted FFO	$49,000	$53,000	$133,000	$137,000

Adjusted FFO per share	$0.25	$0.27	$0.74	$0.76

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Quarterly Pro Forma Financial Information

The following table is presented to provide investors with selected historical quarterly operating information to include the operating results for the Company’s current portfolio of 26 hotels as if they were owned since January 1, 2011 and exclude the four hotels sold during 2012.

	Quarter 4, 2011	Full Year 2011	Quarter 1, 2012	Quarter 2, 2012	Quarter 3, 2012
RevPAR	$133.03	$127.63	$108.46	$143.07	$141.36
Revenues (in thousands)	$249,607	$743,592	$129,131	$205,980	$195,506
Hotel Adjusted EBITDA (in thousands)	$69,421	$195,484	$23,883	$61,031	$54,388
% of Full Year	35.5%	100.0%	11.0%	28.1%	25.0%
Hotel Adjusted EBITDA Margin	27.81%	26.29%	18.49%	29.63%	27.82%
Available Rooms	1,328,157	4,131,668	826,498	1,007,352	1,006,716

Available Rooms

The following table is presented to provide investors with the Company’s total available rooms for its actual ownership period of all its owned hotels during 2011 and 2012.

	2011	2012
Quarter 1	818,196	877,702
Quarter 2	919,886	907,072
Quarter 3	988,589	981,634
Quarter 4	1,355,863	1,368,372

Full Year	4,082,534	4,134,780

Certain Definitions

In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY

PRO FORMA HOTEL OPERATING DATA

Schedule of Property Level Results

(in thousands)

(unaudited)

	Fiscal Quarter Ended			Period From
	September 7, 2012	September 9, 2011	% Change	January 1, 2012 to September 7, 2012	January 1, 2011 to September 9, 2011	% Change
Revenues:
Rooms	$145,152	$136,529	6.3%	$383,816	$357,683	7.3%
Food and beverage	43,298	41,512	4.3%	127,675	121,283	5.3%
Other	11,186	9,982	12.1%	30,855	25,890	19.2%

Total revenues	199,636	188,023	6.2%	542,346	504,856	7.4%
Operating Expenses:
Rooms departmental expenses	38,170	34,482	10.7%	101,971	93,019	9.6%
Food and beverage departmental expenses	31,667	29,454	7.5%	91,945	86,637	6.1%
Other direct departmental	5,483	5,380	1.9%	15,114	14,234	6.2%
General and administrative	15,844	15,212	4.2%	44,615	42,321	5.4%
Utilities	7,404	7,354	0.7%	19,703	19,879	(0.9%)
Repairs and maintenance	8,833	8,358	5.7%	24,641	23,868	3.2%
Sales and marketing	17,460	16,460	6.1%	46,838	43,686	7.2%
Base management fees	5,276	4,999	5.5%	14,571	13,665	6.6%
Incentive management fees	1,140	1,377	(17.2%)	2,893	2,865	1.0%
Property taxes	8,070	9,396	(14.1%)	24,996	24,990	0.0%
Ground rent	3,468	3,385	2.5%	10,003	9,696	3.2%
Other fixed expenses	2,276	2,071	9.9%	6,090	5,870	3.7%

Total hotel operating expenses	145,091	137,928	5.2%	403,380	380,730	5.9%
Hotel EBITDA	54,545	50,095	8.9%	138,966	124,126	12.0%
Non-cash ground rent	1,515	1,620	(6.5%)	4,504	4,842	(7.0%)
Non-cash amortization of unfavorable contract liabilities	(432)	(432)	0.0%	(1,278)	(1,278)	0.0%

Hotel Adjusted EBITDA	$55,628	$51,283	8.5%	$142,192	$127,690	11.4%

NOTE:

The pro forma operating data above includes the operating results for the Company’s portfolio of 27 hotels owned as of September 7, 2012 assuming they were owned since January 1, 2011 and excludes the operating results of the three hotels sold on March 23, 2012.

Market Capitalization as of September 7, 2012

(in thousands, except per share data)

Enterprise Value
Common equity capitalization (at September 7, 2012 closing price of $10.02/share)	$1,962,786
Consolidated debt	1,018,471
Cash and cash equivalents	(21,604)

Total enterprise value	$2,959,653

Share Reconciliation
Common shares outstanding	195,142
Unvested restricted stock held by management and employees	692
Share grants under deferred compensation plan held by directors	53

Combined shares outstanding	195,887

Debt Summary as of September 7, 2012

(dollars in thousands)

Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East	8.810%	Fixed	$42,029	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	29,173	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	50,355	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Frenchman’s Reef Marriott	5.440%	Fixed	59,014	August 2015
Renaissance Worthington	5.400%	Fixed	54,985	July 2015
Orlando Airport Marriott	5.680%	Fixed	57,838	January 2016
Chicago Marriott Downtown	5.975%	Fixed	212,445	April 2016
Hilton Minneapolis	5.464%	Fixed	97,547	April 2021
JW Marriott Denver Cherry Creek	6.470%	Fixed	41,103	July 2015
Lexington Hotel New York	LIBOR + 3.00	Variable	170,368	March 2015
Debt premium (1)			1,014

Total mortgage debt			898,471

Senior unsecured credit facility	LIBOR + 2.50	Variable	120,000	August 2014

Total debt			$1,018,471

(1)	Non-cash GAAP adjustment recorded upon the assumption of the JW Marriott Denver at Cherry Creek mortgage debt in 2011.

Pro Forma Operating Statistics – Third Quarter (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	3Q 2012	3Q 2011	B/(W)	3Q 2012	3Q 2011	B/(W)	3Q 2012	3Q 2011	B/(W)	3Q 2012	3Q 2011	B/(W)
Atlanta Alpharetta	$136.26	$133.08	2.4%	64.7%	67.2%	(2.5%)	$88.19	$89.46	(1.4%)	23.28%	26.65%	-337 bps
Westin Atlanta North (2)	$106.76	$106.95	(0.2%)	77.8%	76.2%	1.6%	$83.02	$81.44	1.9%	30.00%	14.10%	1590 bps
Bethesda Marriott Suites	$153.12	$148.97	2.8%	67.9%	61.7%	6.2%	$103.90	$91.94	13.0%	23.81%	16.69%	712 bps
Boston Westin (2)	$193.65	$198.48	(2.4%)	88.9%	83.1%	5.8%	$172.08	$164.90	4.4%	26.49%	28.75%	-226 bps
Hilton Boston Downtown (2)	$239.06	$224.48	6.5%	88.3%	85.7%	2.6%	$210.98	$192.39	9.7%	44.10%	42.72%	138 bps
Hilton Burlington (2)	$184.08	$164.05	12.2%	88.5%	85.4%	3.1%	$162.91	$140.07	16.3%	47.57%	40.02%	755 bps
Renaissance Charleston	$170.28	$154.80	10.0%	83.5%	86.2%	(2.7%)	$142.17	$133.36	6.6%	30.72%	27.41%	331 bps
Hilton Garden Inn Chelsea (2)	$207.11	$207.11	0.0%	97.5%	95.2%	2.3%	$201.89	$197.27	2.3%	41.52%	45.04%	-352 bps
Chicago Marriott	$194.50	$178.04	9.2%	81.5%	85.6%	(4.1%)	$158.45	$152.46	3.9%	23.61%	24.78%	-117 bps
Chicago Conrad (2)	$222.89	$210.88	5.7%	90.5%	93.8%	(3.3%)	$201.81	$197.82	2.0%	38.62%	37.64%	98 bps
Courtyard Denver Downtown (2)	$164.87	$163.04	1.1%	89.2%	90.2%	(1.0%)	$147.06	$147.02	0.0%	48.32%	47.74%	58 bps
Courtyard Fifth Avenue	$259.54	$244.40	6.2%	95.6%	90.1%	5.5%	$248.01	$220.19	12.6%	30.87%	25.37%	550 bps
Courtyard Midtown East	$252.05	$247.58	1.8%	91.9%	88.7%	3.2%	$231.66	$219.68	5.5%	32.96%	31.49%	147 bps
Frenchman’s Reef (2)	$187.18	$187.66	(0.3%)	85.0%	90.7%	(5.7%)	$159.02	$170.19	(6.6%)	13.92%	(53.68%)	6760 bps
JW Marriott Denver Cherry Creek (2)	$236.33	$242.93	(2.7%)	80.9%	77.7%	3.2%	$191.18	$188.85	1.2%	33.71%	35.24%	-153 bps
Los Angeles Airport	$109.84	$103.61	6.0%	89.4%	90.9%	(1.5%)	$98.17	$94.15	4.3%	17.21%	16.02%	119 bps
Hilton Minneapolis (2)	$152.74	$150.53	1.5%	84.6%	89.7%	(5.1%)	$129.17	$135.04	(4.3%)	34.12%	37.15%	-303 bps
Oak Brook Hills	$119.74	$116.53	2.8%	65.4%	64.6%	0.8%	$78.31	$75.26	4.1%	15.55%	16.45%	-90 bps
Orlando Airport Marriott	$93.11	$88.73	4.9%	64.1%	68.6%	(4.5%)	$59.65	$60.91	(2.1%)	14.91%	7.19%	772 bps
Salt Lake City Marriott	$138.15	$129.37	6.8%	60.3%	58.2%	2.1%	$83.35	$75.34	10.6%	22.86%	25.38%	-252 bps
The Lodge at Sonoma	$272.83	$245.22	11.3%	82.5%	83.3%	(0.8%)	$225.15	$204.31	10.2%	30.58%	28.13%	245 bps
Torrance Marriott South Bay	$110.25	$105.14	4.9%	86.8%	86.5%	0.3%	$95.69	$90.91	5.3%	25.89%	28.12%	-223 bps
Vail Marriott (2)	$154.84	$150.15	3.1%	73.6%	71.0%	2.6%	$113.91	$106.56	6.9%	23.83%	21.51%	232 bps
Radisson Lexington Hotel New York (2)	$198.64	$195.16	1.8%	96.9%	97.6%	(0.7%)	$192.48	$190.53	1.0%	33.40%	35.93%	-253 bps
Westin San Diego (2)	$147.03	$140.61	4.6%	92.1%	87.8%	4.3%	$135.48	$123.41	9.8%	31.39%	32.03%	-64 bps
Westin Washington D.C. City Center (2)	$174.90	$182.70	(4.3%)	81.4%	84.4%	(3.0%)	$142.31	$154.16	(7.7%)	33.59%	35.89%	-230 bps
Renaissance Worthington	$154.93	$144.24	7.4%	56.8%	70.8%	(14.0%)	$88.08	$102.09	(13.7%)	13.58%	20.23%	-665 bps

Total/Weighted Average	$170.20	$163.22	4.3%	81.9%	82.6%	-0.7%	$139.44	$134.82	3.4%	27.86%	27.27%	59 bps

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the third quarter and includes the months of June, July, and August.

1

Pro Forma Operating Statistics – Year to Date (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2012	YTD 2011	B/(W)	YTD 2012	YTD 2011	B/(W)	YTD 2012	YTD 2011	B/(W)	YTD 2012	YTD 2011	B/(W)
Atlanta Alpharetta	$139.32	$133.83	4.1%	67.1%	68.0%	(0.9%)	$93.47	$91.00	2.7%	31.04%	29.97%	107 bps
Westin Atlanta North (2)	$107.44	$107.92	(0.4%)	79.3%	72.3%	7.0%	$85.25	$78.03	9.3%	24.64%	14.97%	967 bps
Atlanta Waverly (3)	$132.02	$133.36	(1.0%)	73.8%	67.6%	6.2%	$97.48	$90.13	8.2%	26.33%	23.55%	278 bps
Renaissance Austin (3)	$154.28	$148.11	4.2%	73.9%	71.4%	2.5%	$114.06	$105.69	7.9%	38.50%	35.14%	336 bps
Bethesda Marriott Suites	$163.69	$167.16	(2.1%)	65.6%	64.9%	0.7%	$107.40	$108.51	(1.0%)	26.08%	25.50%	58 bps
Boston Westin (2)	$195.33	$191.18	2.2%	76.3%	71.7%	4.6%	$148.95	$137.00	8.7%	21.59%	23.21%	-162 bps
Hilton Boston Downtown (2)	$215.93	$198.73	8.7%	79.8%	78.8%	1.0%	$172.25	$156.66	10.0%	38.21%	36.81%	140 bps
Hilton Burlington (2)	$156.74	$143.46	9.3%	73.8%	67.3%	6.5%	$115.72	$96.49	19.9%	37.46%	27.36%	1010 bps
Renaissance Charleston	$183.72	$168.95	8.7%	85.0%	84.8%	0.2%	$156.09	$143.30	8.9%	34.81%	33.13%	168 bps
Hilton Garden Inn Chelsea (2)	$195.21	$195.28	0.0%	94.9%	92.1%	2.8%	$185.29	$179.76	3.1%	39.39%	42.65%	-326 bps
Chicago Marriott	$193.79	$184.90	4.8%	72.2%	70.5%	1.7%	$139.97	$130.28	7.4%	20.60%	20.43%	17 bps
Chicago Conrad (2)	$201.55	$187.61	7.4%	79.1%	84.5%	(5.4%)	$159.39	$158.54	0.5%	26.56%	27.78%	-122 bps
Courtyard Denver Downtown (2)	$158.33	$154.93	2.2%	85.3%	78.7%	6.6%	$135.11	$121.96	10.8%	46.06%	43.20%	286 bps
Courtyard Fifth Avenue	$253.44	$243.78	4.0%	89.3%	85.8%	3.5%	$226.42	$209.19	8.2%	25.58%	24.78%	80 bps
Courtyard Midtown East	$249.58	$243.92	2.3%	85.7%	83.2%	2.5%	$213.92	$203.01	5.4%	30.77%	30.34%	43 bps
Frenchman’s Reef (2)	$239.75	$239.39	0.2%	83.6%	83.7%	(0.1%)	$200.39	$200.46	0.0%	23.84%	8.75%	1509 bps
Griffin Gate Marriott (3)	$118.51	$113.30	4.6%	45.8%	43.9%	1.9%	$54.31	$49.78	9.1%	(2.46%)	0.97%	-343 bps
JW Marriott Denver Cherry Creek (2)	$226.01	$232.29	(2.7%)	75.0%	71.5%	3.5%	$169.51	$166.20	2.0%	29.18%	28.53%	65 bps
Los Angeles Airport	$109.93	$104.64	5.1%	88.0%	86.3%	1.7%	$96.76	$90.29	7.2%	19.62%	17.65%	197 bps
Hilton Minneapolis (2)	$140.06	$139.47	0.4%	73.9%	76.3%	(2.4%)	$103.58	$106.41	(2.7%)	26.44%	30.41%	-397 bps
Oak Brook Hills	$115.27	$113.64	1.4%	58.3%	54.5%	3.8%	$67.17	$61.87	8.6%	8.33%	8.61%	-28 bps
Orlando Airport Marriott	$105.70	$99.90	5.8%	74.2%	77.2%	(3.0%)	$78.39	$77.12	1.6%	25.00%	22.05%	295 bps
Salt Lake City Marriott	$136.23	$127.22	7.1%	65.9%	60.0%	5.9%	$89.84	$76.28	17.8%	28.88%	25.45%	343 bps
The Lodge at Sonoma	$232.80	$211.60	10.0%	70.8%	70.9%	(0.1%)	$164.72	$150.06	9.8%	19.46%	15.29%	417 bps
Torrance Marriott South Bay	$110.04	$105.61	4.2%	84.4%	81.1%	3.3%	$92.89	$85.64	8.5%	25.57%	24.91%	66 bps
Vail Marriott (2)	$231.23	$226.25	2.2%	67.7%	65.8%	1.9%	$156.56	$148.94	5.1%	31.55%	30.21%	134 bps
Radisson Lexington Hotel New York (2)	$189.73	$180.19	5.3%	94.6%	95.4%	(0.8%)	$179.53	$171.84	4.5%	30.17%	31.65%	-148 bps
Westin San Diego (2)	$151.82	$143.80	5.6%	81.1%	80.4%	0.7%	$123.06	$115.66	6.4%	31.36%	32.97%	-161 bps
Westin Washington D.C. City Center (2)	$193.69	$195.46	(0.9%)	74.7%	77.2%	(2.5%)	$144.76	$150.82	(4.0%)	35.82%	36.69%	-87 bps
Renaissance Worthington	$155.91	$159.30	(2.1%)	70.0%	71.5%	(1.5%)	$109.18	$113.88	(4.1%)	28.34%	30.66%	-232 bps

Total/Weighted Average	$167.95	$161.59	3.9%	77.0%	75.5%	1.5%	$129.40	$122.04	6.0%	26.23%	25.26%	97 bps

Comparable Total/Weighted Average (4)	$168.96	$162.47	4.0%	77.5%	76.1%	1.4%	$130.94	$123.60	5.9%	26.22%	25.29%	93 bps

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through August.
(3)	The hotel was sold on March 23, 2012. The 2011 operating results presented are for the ownership period comparable to the Company’s 2012 ownership period.
(4)	The comparable total excludes the three hotels sold on March 23, 2012.

2

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Third Quarter 2012 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$3,174	$459	$280	$—	$—	$739
Westin Atlanta North (3)	$4,130	$791	$448	$—	$—	$1,239
Bethesda Marriott Suites	$3,297	$(1,126)	$478	$—	$1,433	$785
Boston Westin (3)	$19,258	$3,173	$1,927	$—	$2	$5,102
Hilton Boston Downtown (3)	$7,546	$2,266	$1,062	$—	$—	$3,328
Hilton Burlington (3)	$4,726	$1,826	$422	$—	$—	$2,248
Renaissance Charleston	$2,376	$404	$355	$—	$(29)	$730
Hilton Garden Inn Chelsea (3)	$3,244	$910	$437	$—	$—	$1,347
Chicago Marriott	$22,227	$(650)	$3,247	$3,015	$(365)	$5,247
Chicago Conrad (3)	$7,956	$2,286	$787	$—	$—	$3,073
Courtyard Denver Downtown (3)	$2,564	$1,002	$237	$—	$—	$1,239
Courtyard Fifth Avenue	$3,903	$(75)	$433	$799	$48	$1,205
Courtyard Midtown East	$6,304	$614	$554	$910	$—	$2,078
Frenchman’s Reef (3)	$12,784	$(502)	$1,504	$778	$—	$1,780
JW Marriott Denver Cherry Creek (3)	$5,601	$905	$426	$557	$—	$1,888
Los Angeles Airport	$12,879	$(179)	$1,347	$1,048	$—	$2,216
Minneapolis Hilton (3)	$14,415	$2,050	$1,770	$1,266	$(168)	$4,918
Oak Brook Hills	$5,987	$78	$728	$—	$125	$931
Orlando Airport Marriott	$3,663	$(924)	$691	$779	$—	$546
Salt Lake City Marriott	$4,881	$65	$666	$385	$—	$1,116
The Lodge at Sonoma	$5,281	$1,258	$357	$—	$—	$1,615
Torrance Marriott South Bay	$5,245	$623	$735	$—	$—	$1,358
Vail Marriott (3)	$5,983	$870	$556	$—	$—	$1,426
Radisson Lexington Hotel New York (3)	$13,292	$199	$2,392	$1,816	$33	$4,440
Westin San Diego (3)	$7,059	$1,384	$832	$—	$—	$2,216
Westin Washington D.C. City Center (3)	$6,522	$1,196	$995	$—	$—	$2,191
Renaissance Worthington	$5,339	$(652)	$665	$710	$2	$725

Total	$199,636	$18,251	$24,331	$12,063	$1,081	$55,628

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar for the third quarter and include the months of June, July, and August.

3

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Third Quarter 2011 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$3,347	$603	$289	$—	$—	$892
Westin Atlanta North (3)	$4,149	$150	$435	$—	$—	$585
Bethesda Marriott Suites	$2,978	$(1,430)	$481	$—	$1,446	$497
Boston Westin (3)	$18,809	$2,424	$2,866	$—	$117	$5,407
Hilton Boston Downtown (3)	$7,585	$2,178	$1,062	$—	$—	$3,240
Hilton Burlington (3)	$4,163	$1,244	$422	$—	$—	$1,666
Renaissance Charleston	$2,255	$306	$341	$—	$(29)	$618
Hilton Garden Inn Chelsea (3)	$3,146	$981	$436	$—	$—	$1,417
Chicago Marriott	$22,299	$(155)	$2,956	$3,090	$(365)	$5,526
Chicago Conrad (3)	$7,717	$1,760	$1,145	$—	$—	$2,905
Courtyard Denver Downtown (3)	$2,564	$625	$264	$335	$—	$1,224
Courtyard Fifth Avenue	$3,492	$(418)	$439	$817	$48	$886
Courtyard Midtown East	$6,017	$447	$531	$917	$—	$1,895
Frenchman’s Reef (3)	$3,694	$(3,540)	$971	$586	$—	$(1,983)
JW Marriott Denver Cherry Creek (3)	$5,425	$920	$418	$574	$—	$1,912
Los Angeles Airport	$12,394	$(269)	$1,195	$1,060	$—	$1,986
Minneapolis Hilton (3)	$15,402	$2,885	$1,698	$1,290	$(151)	$5,722
Oak Brook Hills	$5,770	$92	$732	$—	$125	$949
Orlando Airport Marriott	$3,449	$(1,302)	$751	$799	$—	$248
Salt Lake City Marriott	$4,744	$165	$629	$410	$—	$1,204
The Lodge at Sonoma	$4,814	$1,032	$322	$—	$—	$1,354
Torrance Marriott South Bay	$5,387	$784	$731	$—	$—	$1,515
Vail Marriott (3)	$5,375	$644	$512	$—	$—	$1,156
Radisson Lexington Hotel New York (3)	$13,149	$2,334	$2,354	$3	$33	$4,724
Westin San Diego (3)	$6,529	$1,259	$832	$—	$—	$2,091
Westin Washington D.C. City Center (3)	$7,350	$1,643	$995	$—	$—	$2,638
Renaissance Worthington	$6,020	$(140)	$626	$729	$3	$1,218

Total	$188,023	$15,222	$24,433	$10,610	$1,227	$51,283

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned as of January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar for the second quarter and include the months of June, July, and August.

4

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Year to Date 2012 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$10,660	$2,430	$879	$—	$—	$3,309
Westin Atlanta North (3)	$11,727	$1,543	$1,346	$—	$—	$2,889
Atlanta Waverly (4)	$7,755	$805	$—	$1,237	$—	$2,042
Renaissance Austin (4)	$8,385	$2,167	$—	$1,061	$—	$3,228
Bethesda Marriott Suites	$10,175	$(3,105)	$1,436	$—	$4,323	$2,654
Boston Westin (3)	$47,969	$4,269	$6,082	$—	$5	$10,356
Hilton Boston Downtown (3)	$16,697	$3,193	$3,187	$—	$—	$6,380
Hilton Burlington (3)	$9,221	$2,188	$1,266	$—	$—	$3,454
Renaissance Charleston	$7,874	$1,777	$1,051	$—	$(87)	$2,741
Hilton Garden Inn Chelsea (3)	$7,919	$1,808	$1,311	$—	$—	$3,119
Chicago Marriott	$61,853	$(4,023)	$8,891	$8,970	$(1,095)	$12,743
Chicago Conrad (3)	$15,981	$1,923	$2,321	$—	$—	$4,244
Courtyard Denver Downtown (3)	$6,281	$2,010	$708	$175	$—	$2,893
Courtyard Fifth Avenue	$10,643	$(1,084)	$1,288	$2,375	$143	$2,722
Courtyard Midtown East	$17,484	$1,028	$1,648	$2,704	$—	$5,380
Frenchman’s Reef (3)	$40,161	$2,845	$4,395	$2,333	$—	$9,573
Griffin Gate Marriott (4)	$3,462	$(84)	$—	$—	$(1)	$(85)
JW Marriott Denver Cherry Creek (3)	$13,014	$873	$1,265	$1,659	$—	$3,797
Los Angeles Airport	$39,785	$662	$4,034	$3,108	$—	$7,804
Minneapolis Hilton (3)	$32,538	$(10)	$5,259	$3,800	$(445)	$8,604
Oak Brook Hills	$14,894	$(1,329)	$2,195	$—	$375	$1,241
Orlando Airport Marriott	$14,134	$(863)	$2,079	$2,318	$—	$3,534
Salt Lake City Marriott	$16,353	$1,621	$1,947	$1,155	$—	$4,723
The Lodge at Sonoma	$12,602	$1,408	$1,044	$—	$—	$2,452
Torrance Marriott South Bay	$15,590	$1,779	$2,207	$—	$—	$3,986
Vail Marriott (3)	$18,443	$4,193	$1,625	$—	$—	$5,818
Radisson Lexington Hotel New York (3)	$33,147	$(1,559)	$7,116	$4,344	$100	$10,001
Westin San Diego (3)	$17,952	$3,134	$2,495	$—	$—	$5,629
Westin Washington D.C. City Center (3)	$17,722	$3,364	$2,984	$—	$—	$6,348
Renaissance Worthington	$21,527	$1,997	$1,983	$2,113	$8	$6,101

Total	$561,948	$34,960	$72,042	$37,352	$3,326	$147,377

Comparable Total (4)	$542,346	$32,072	$72,042	$35,054	$3,327	$142,192

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar and includes the months of January to August.
(4)	The hotel was sold on March 23, 2012 and the comparable total excludes these hotels.

5

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Year to Date 2011 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$10,588	$2,311	$862	$—	$—	$3,173
Westin Atlanta North (3)	$10,869	$349	$1,278	$—	$—	$1,627
Atlanta Waverly (4)	$7,332	$476	$—	$1,251	$—	$1,727
Renaissance Austin (4)	$7,669	$1,621	$—	$1,074	$—	$2,695
Bethesda Marriott Suites	$10,332	$(3,160)	$1,452	$—	$4,343	$2,635
Boston Westin (3)	$43,761	$1,168	$8,637	$—	$351	$10,156
Hilton Boston Downtown (3)	$16,824	$3,006	$3,187	$—	$—	$6,193
Hilton Burlington (3)	$7,887	$892	$1,266	$—	$—	$2,158
Renaissance Charleston	$7,307	$1,505	$1,003	$—	$(87)	$2,421
Hilton Garden Inn Chelsea (3)	$7,615	$1,966	$1,282	$—	$—	$3,248
Chicago Marriott	$58,405	$(5,386)	$9,218	$9,198	$(1,095)	$11,935
Chicago Conrad (3)	$15,952	$1,015	$3,417	$—	$—	$4,432
Courtyard Denver Downtown (3)	$5,673	$622	$824	$1,005	$—	$2,451
Courtyard Fifth Avenue	$9,958	$(1,405)	$1,316	$2,414	$143	$2,468
Courtyard Midtown East	$16,677	$709	$1,593	$2,757	$—	$5,059
Frenchman’s Reef (3)	$24,100	$(2,883)	$2,902	$2,089	$—	$2,108
Griffin Gate Marriott (4)	$3,286	$33	$—	$—	$(1)	$32
JW Marriott Denver Cherry Creek (3)	$12,727	$652	$1,258	$1,721	$—	$3,631
Los Angeles Airport	$36,999	$(620)	$4,020	$3,131	$—	$6,531
Minneapolis Hilton (3)	$33,980	$3,463	$5,074	$2,273	$(475)	$10,335
Oak Brook Hills	$13,955	$(1,382)	$2,209	$—	$375	$1,202
Orlando Airport Marriott	$13,857	$(1,571)	$2,260	$2,367	$—	$3,056
Salt Lake City Marriott	$14,572	$601	$1,885	$1,223	$—	$3,709
The Lodge at Sonoma	$11,411	$772	$973	$—	$—	$1,745
Torrance Marriott South Bay	$15,057	$1,547	$2,204	$—	$—	$3,751
Vail Marriott (3)	$17,115	$3,642	$1,529	$—	$—	$5,171
Radisson Lexington Hotel New York (3)	$31,490	$2,792	$7,064	$9	$103	$9,968
Westin San Diego (3)	$16,920	$3,083	$2,495	$—	$—	$5,578
Westin Washington D.C. City Center (3)	$18,907	$3,953	$2,984	$—	$—	$6,937
Renaissance Worthington	$21,918	$2,673	$1,877	$2,161	$8	$6,719

Total	$523,143	$22,444	$74,069	$32,673	$3,665	$132,144

Comparable Total (4)	$504,856	$20,314	$74,069	$30,348	$3,666	$127,690

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar includes the months of January through August.
(4)	The hotel was sold on March 23, 2012 and the comparable total excludes these hotels. The 2011 operating results presented in the table are for the ownership period comparable to the Company’s 2012 ownership period.

6